UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2018 (October 10, 2018)

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of principal executive offices, including zip code)

+1 (414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Betty C. Alewine, who has served on the Board of Directors (the “Board”) of Rockwell Automation, Inc. (the “Company”) since 2000, informed the Company on October 10, 2018 of her intention to retire from the Board, with the retirement effective October 10, 2018. Her decision to retire was not as a result of any disagreement with the Company or its management. The Company thanks Ms. Alewine for her significant contributions during her tenure as a director.

On October 15, 2018, the Board took the following actions in connection with Ms. Alewine’s retirement: (i) the Board reduced the number of directors of the Company from twelve to eleven in accordance its Restated Certificate of Incorporation and By-Laws, (ii) the Board appointed Lawrence D. Kingsley, who currently serves as a member of the Technology Committee of the Board, as the Chair of that Committee to fill the position given Ms. Alewine’s departure from that position, and (iii) the Board appointed Lisa A. Payne as a member of the Board Composition and Corporate Governance Committee of the Board given Ms. Alewine’s departure from that Committee. In connection with Ms. Payne’s appointment as a member of the Board Composition and Corporate Governance Committee, she will no longer serve as a member of the Audit Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)

By	/s/ REBECCA W. HOUSE
Rebecca W. House
Senior Vice President, General and Secretary

Date: October 16, 2018